Stock Option Exchange Program Employee Presentation Exhibit (a)(1)(J) Jim Murphy

2 Agenda • Intent of Program • Timeline • Program Summary • Screen Shots of Exchange Website • Final Details

3 Intent of Program • Retain and motivate employees • Restore original intent of granting options • Benefits employees, company, and shareholders • Creates alignment with shareholders

4
Timeline
October 31
•
November 21
•
February 20
•
March 20
•
After March 20
•
Announced seeking shareholder approval of a stock exchange program
Shareholders approved
Exchange program opens
Exchange program closes at 5:00PM Pacific time
Planned grant date one or two trading days after program closes

5
Program Summary
• Simply Put
• Exchange current options for…
• Options  with exercise price set at new FMV on grant date
in March
• Renewed commitment to the Company
Completely voluntary
Decision period: February 20 – March 20

6
Program Summary – Eligibility
• Eligibility
• Must be an employee on February 20 and on the
grant date (March)
• Must hold eligible options
• Options with an exercise prices of less than $4.10 are not eligible
• Options granted January 1, 2014 or more recently are not
eligible
• Options must still be outstanding at the end of exchange
period

7
Program Summary – New Option Details
•
One for one exchange! (except for senior officers)
• Exercise price established at FMV on grant date
(March)
• If current option is partially vested, new option
vests over 36 months
• If current option is fully vested, new option
vests over 24 months
• Seven-year life

Screen Shots of Exchange Website

Sign On

https://ikanos.equitybenefits.com

ikanos.

Stock Option Exchange Program
Opens February 20, 2015
Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome to your stock option exchange offer website!

Your login ID is your Ikanos email address. Your initial password was provided to you in the Stock Option Exchange Program announcement email sent on Februrary 20, 2015.

Login ID: (Not Case Sensitive)

Password: (Case Sensitive)

ENTER

If you have misplaced your password or are having troubles logging in, please email stockexchange@ikanos.com.

ikanos.

9 Sign On Page

Welcome
https://ikanos.equitybenefits.com/WebSite/Screens/Welcome.aspx ikanos.
Stock Option Exchange Program
Opens February 20, 2015
Closes March 20, 2015 at 5:00 PM Pacific Time
Welcome: John Doe
Home Logout
Learn
Click on any of the links below to learn more.
• Offer to Exchange
• FAQs
• Schedule TO – Tender Offer Statement
The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.
Make My Election
You have 29 days left to elect to either keep your eligible stock options or exchange one or more of them for replacement stock options pursuant to the Tender Offer.
Make/Change My Election
Need Help?
Should you have any questions or need help with the site please contact stockexchange@ikanos.com.

ikanos.

10 Welcome Page

ViewElect

https://ikanos.equitybenefits.com/WebSite/Screens/ViewElect.aspx ikanos.

Stock Option Exchange Program
Opens February 20, 2015
Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome: **John Doe** Home Logout

Make My Election (Step 1 of 4)

Indicate your decision to exchange your eligible stock options identified below for replacement stock options by selecting "Yes" in the Election column.

If you do not want to exchange one or more of your eligible stock options, select "No" in the Election column for those particular options.

If you do not select "Yes" with respect to an eligible stock option, your election with respect to that stock option will remain "No" and that stock option will not be exchanged.

You may not tender only a portion of an eligible stock option.

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Schedule TO – Tender Offer Statement

Original Stock Options (SARs in China)

Replacement Stock Options (SARs in China)

Option Number	Option Date	Option Price	Options Granted	Options Outstanding	Options Vested	Exchange Ratio	Replacement Options	Vesting Schedule	Election
555555	08/08/2012	$8.60	800	800	450	1:1	800	36 Months	(•) Yes ( ) No
123546	07/30/2013	$13.20	1,500	1,500	468	1:1	1,500	36 Months	( ) Yes (•) No

Cancel Continue

Need Help?

If you have questions please email stockexchange@ikanos.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.

ikanos.

11 Make My Election (Step 1 of 4)

Confirmation

https://ikanos.equitybenefits.com/WebSite/Screens/Confirmation.aspx?Type=

ikanos.

Stock Option Exchange Program
Opens February 20, 2015
Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome: **John Doe** Home Logout

Review My Election (Step 2 of 4)

You have made the following elections with respect to your Eligible Option Grants:

Original Stock Options (SARs in China) — Replacement Stock Options (SARs in China)

Option Number	Option Date	Option Price	Options Granted	Options Outstanding	Options Vested	Exchange Ratio	Replacement Options	Vesting Schedule	Election
555555	08/08/2012	$8.60	800	800	450	1:1	800	36 Months	Yes No
123546	07/30/2013	$13.20	1,500	1,500	468	1:1	1,500	36 Months	Yes No

Cancel Continue

Need Help?

If you have questions please email stockexchange@ikanos.com with your questions or call (818) 936-9907. Please allow 24 hrs for a response.

ikanos.

12 Review My Election (Step 2 of 4)

Agreement

https://ikanos.equitybenefits.com/WebSite/Screens/Agreement.aspx ikanos.

Stock Option Exchange Program
Opens February 20, 2015
Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome: **John Doe** Home Logout

Submit My Elections (Step 3 of 4)

I acknowledge my Election is subject to the Terms of Election.

Email Address: SOS

An e-mail will be sent to the e-mail address above confirming your election after you select the "I Agree" button below.

Cancel I Agree

Need Help?

If you have questions please email stockexchange@ikanos.com with your questions. Please allow 24 hrs for a response.

ikanos.

13 Submit My Elections (Step 3 of 4)

PrintConfirmation

https://ikanos.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

ikanos.

Stock Option Exchange Program
Opens February 20, 2015
Closes March 20, 2015 at 5:00 PM Pacific Time

Welcome: **John Doe** Home Logout

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

If you wish to make a change to your election, click on "Return to Welcome Page" below, and then click on "View/Make My Election".

Original Stock Options (SARs in China) | Replacement Stock Options (SARs in China)

Option Number	Option Date	Option Price	Options Granted	Options Outstanding	Options Vested	Exchange Ratio	Replacment Options	Vesting Schedule	Election
555555	08/08/2012	$8.60	800	800	450	1:1	800	36 Months	Yes
123546	07/30/2013	$13.20	1,500	1,500	468	1:1	1,500	36 Months	No

Print A Confirmation | Logout | Return To Welcome Page

ikanos.

14 Print Election Confirmation (Step 4 of 4)

Final Details

16 Final Details • Your decision in the exchange website on March 20 th at 5:00pm pacific time will be final • No exceptions • Questions: • Email: stockexchange@ikanos.com • Call: 818-936-9907